Exhibit 99.B(d)(19)(vi)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA MUTUAL FUNDS

OPERATING EXPENSE LIMITS

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund(1)	A	B	C	I	O	P	R	R6	T	W
Voya CBRE Global Infrastructure Fund Initial Term for Classes A, I, and T Expires March 1, 2019	1.35%	N/A	N/A	1.10%	N/A	N/A	N/A	N/A	1.35%	N/A
Voya CBRE Long/Short Fund Initial Term for Classes A, I, and T Expires March 1, 2019	1.89%	N/A	N/A	1.64%	N/A	N/A	N/A	N/A	1.89%	N/A
Voya Diversified Emerging Markets Debt Fund(2) Initial Term for Classes A, C, I, and W Shares Expires March 1, 2014 Initial Term for Class T Expires March 1, 2019	1.25%	N/A	2.00%	0.95%	N/A	N/A	N/A	N/A	1.25%	1.00%
Voya Diversified International Fund(2), (3)	1.58%	2.33%	2.33%	1.33%	1.58%	N/A	1.83%	N/A	N/A	1.33%

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)         The maximum operating expense limit includes the acquired fund fees and expenses.

(3)         The expense limits will remain in effect for the following period, whichever is longer: 1) five years after shareholder approval of the bifurcated advisory fees; or 2) two years after the last tranche of the ING US IPO (now known as Voya Financial, Inc.).

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund(1)	A	B	C	I	O	P	R	R6	T	W
Voya Global Bond Fund Initial Term Expires March 1, 2008 Initial Term for Class O Shares Expires March 1, 2010 Initial Term for Class W Shares Expires March 1, 2011 Initial Term for Class R Shares Expires March 1, 2012 Initial Term for Class P Shares Expires March 1, 2014 Term for Class I Shares Expires March 1, 2014 Initial Term for Class R6 Shares Expires March 1, 2015 Initial Term for Class T Expires March 1, 2019	0.90%	1.65%	1.65%	0.65%	0.90%	0.15%	1.15%	0.65%	0.90%	0.65%
Voya Global Corporate Leaders® 100 Fund Initial Term for Classes A and I Shares Expires March 1, 2019 Initial Term for Class T Expires March 1, 2019 Initial Term for Class T Expires March 1, 2019	0.91%	N/A	N/A	0.56%	N/A	N/A	N/A	N/A	0.91%	N/A

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)         The maximum operating expense limit includes the acquired fund fees and expenses.

(3)         The expense limits will remain in effect for the following period, whichever is longer: 1) five years after shareholder approval of the bifurcated advisory fees; or 2) two years after the last tranche of the ING US IPO (now known as Voya Financial, Inc.).

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund(1)	A	B	C	I	O	P	R	R6	T	W
Voya Global High Dividend Low Volatility Fund Initial Term for Classes A and I Shares Expires March 1, 2019 Initial Term for Class T Expires March 1, 2019	0.85%	N/A	N/A	0.60%	N/A	N/A	N/A	N/A	0.85%	N/A
Voya Global Perspectives® Fund(2) Term Expires March 1, 2015 Initial Term for Class T Expires March 1, 2019	1.23%	N/A	1.98%	0.98%	N/A	N/A	1.48%	N/A	1.23%	0.98%
Voya Global Real Estate Fund Term Expires March 1, 2016 Initial Term for Class T Expires March 1, 2019	1.40%	2.15%	2.15%	1.15%	1.40%	N/A	1.65%	1.10%	1.40%	1.15%
Voya Multi-Manager Emerging Markets Equity Fund Term Expires March 1, 2014	1.60%	2.35%	2.35%	1.35%	N/A	N/A	1.85%	N/A	N/A	1.35%
Voya Multi-Manager International Equity Fund Initial Term Expires March 1, 2018	N/A	N/A	N/A	0.97%	N/A	N/A	N/A	N/A	N/A	N/A

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)         The maximum operating expense limit includes the acquired fund fees and expenses.

(3)         The expense limits will remain in effect for the following period, whichever is longer: 1) five years after shareholder approval of the bifurcated advisory fees; or 2) two years after the last tranche of the ING US IPO (now known as Voya Financial, Inc.).

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund(1)	A	B	C	I	O	P	R	R6	T	W
Voya Multi-Manager International Factors Fund (formerly, Voya International Core Fund) Term Expires March 1, 2018	N/A	N/A	N/A	0.75%	N/A	N/A	N/A	N/A	N/A	0.75%
Voya Multi-Manager International Small Cap Fund Term Expires March 1, 2017	1.95%	2.60%	2.60%	1.40%	1.85%	N/A	N/A	N/A	N/A	1.60%
Voya Russia Fund Term for Class A, Class I, and Class W Shares Expires March 1, 2015	2.15%	N/A	N/A	1.90%	N/A	N/A	N/A	N/A	N/A	1.90%

HE

* Effective Date: May 15, 2017 to reflect the establishment of Voya CBRE Global Infrastructure Fund and Voya CBRE Long/Short Fund.

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)         The maximum operating expense limit includes the acquired fund fees and expenses.

(3)         The expense limits will remain in effect for the following period, whichever is longer: 1) five years after shareholder approval of the bifurcated advisory fees; or 2) two years after the last tranche of the ING US IPO (now known as Voya Financial, Inc.).